Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The AZEK Company Inc. of our report dated December 23, 2019, except for the effects of the unit split described in Note 2, as to which the date is June 8, 2020, relating to the financial statements of CPG Newco LLC, which appear in The AZEK Company Inc.’s Registration Statement on Form S-1, as amended (File No. 333-236325).

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

June 15, 2020